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                                                                 Exhibit 10.7

January 27, 1998

Ms. Anne L. Bailey
Vice President, Development
VARIAGENICS, INC.
30 Spring Mill Drive
Malvern, PA 19355

Tel: (610) 889-9300
Fax: (610) 889-9304

Dear Anne:

This letter agreement (the "Agreement") affirms the terms and conditions of your continued employment by VARIAGENICS, INC. ("VARIAGENICS" or the "Company") after the Interim Period as defined in the Terms and Conditions sheet dated September 10, 1997 (the "Terms and Conditions Sheet").

This Agreement will be effective March 15, 1997 and will constitute the entire agreement as to your employment by VARIAGENICS, and supersedes any prior agreements or understandings, either written or oral, between us, including the Terms and Conditions Sheet (except for paragraph 6 thereof), and except for the "Invention and Non-Disclosure Agreement" dated September 10, 1997, which shall remain in full force.

1.    Position

(a) The Company agrees to continue your employment in the position of Vice President, Development reporting to the President and CEO. The President and CEO will determine the duties of this position. Initially your responsibilities will include leading teams to:

      (i) Transfer technologies and know-how for variance detection from the Malvern facility to the Company's Cambridge headquarters.
      (ii) Develop and implement high-throughput, quality-controlled process for variance detection.
      (iii) Develop and implement plan for diagnostic product development through corporate alliances or affiliated companies with Business Development.
      (iv) Develop and implement advanced, high-throughput methods for genetic variance detection and diagnostics as well as quality control procedures required for clinical trials and commercialization of diagnostic and therapeutic products.

(b) Your responsibilities, position, and location are subject to change at the discretion of the Company, but will continue to be consistent with the position of Vice President of the Company.

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January 27, 1998
Anne Bailey
Page 2


(c) During your employment with the Company, you will devote your full business time and energies to the business and affairs of the Company, and not undertake any other employment or accept financial remuneration from any person or entity in the biotechnology industry, without express written consent by the President and CEO. You may continue to receive remuneration from Avitech Diagnostics based on your historical contractual relationships with that company.

(d) Within six (6) months of the start of this Agreement, you will assume residence in the Boston, Massachusetts area.

2.    Compensation/Benefits

(a) Your initial salary shall be $145,000.00 on an annualized basis, which will be reviewed by the Company from time to time, but at least once each year. The Company may increase or decrease the salary at any time at its sole discretion after providing at least 10 days written notice of its intent, and providing that any decrease in salary is commensurate with decreases offered to other employees at the level of Vice President. In addition, you will be eligible to receive bonuses of up to $14,500 for achieving milestones that will be agreed upon with the President and CEO.

(b) The Company will also provide you with three (3) weeks of paid vacation leave each year accrued on a monthly basis. All such amounts must be used in the calendar year in which they were accrued and may not be carried over into the following year. The Company will also make reasonable accommodations to allow up to one (1) week of unpaid vacation per year. In addition, you will be entitled to six (6) paid Company holidays per year and four (4) paid floating holidays per year.

(c) You will be entitled to participate in all employee fringe benefit programs generally offered to other management employees, including without limitation, medical, dental and life insurance plans. Currently, the Company provides benefits including: (i) comprehensive health insurance, (ii) dental insurance, (iii) life insurance, (iv) short term disability insurance, (v) long term disability insurance, (vi) participation in the Company's 401K plan, and (vii) free parking near the Company or a T pass. The Company retains the right to change, add or cease any particular benefit at any time with or without advance notice, but you will be afforded the same benefits while employed as other senior executives at comparable levels with the Company.

(d) You will be provided with an option to purchase 32,000 shares of common stock at $0.64 per share with the Company subject to all the terms and restrictions contained in a "Stock Option Agreement" that provides for the vesting of 1/60 of the total number of shares each month for 60 months substantially in the form of the "Stock Option Agreement" attached as Exhibit A.

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January 27, 1998
Anne Bailey
Page 3


(e) The Company will reimburse your relocation/moving expenses up to $15,000 in connection with the presentation of actual and appropriate receipts to the Company.

(f) The Company will assume certain severance/stay bonuses on behalf of Avitech Diagnostics as described in the final Purchase and Sale documents and paragraph 6 of the Terms and Conditions Sheet.

3.    Term

Your employment shall have an Initial Term ("Initial Term") of one year, beginning March 15, 1998, and ending March 14, 1999, unless terminated earlier as specified below in Section 4. This Agreement shall be automatically extended for an additional one (1) year term at the expiration of the Initial Term unless either party provides no less than thirty (30) days advance written notice of its intent not to extend.

4.    Early Termination and Compensation Upon Early Termination

(a) You shall have the right to terminate the employment relationship at any time during the Initial Term of this Agreement, and during any subsequent extensions thereof, with or without "Good Reason" (which shall mean the breach of any material term of this Agreement by the Company, which breach is not cured within ten (10) days subject to written notice by you to the Company), and with or without advance notice.

      (i) If you voluntarily leave the Company without Good Reason at any time, you will have no right to future compensation and no compensation shall be due to you for any period beyond the effective date of termination.

      (ii) If you voluntarily leave the Company with Good Reason at any time, the Company will continue to pay you an amount equal to your full salary (with applicable withholdings and deductions) and will provide you with equivalent benefits, excluding parking or transportation, for a period of six (6) months from your last day of employment, provided that you comply with the non-competition and non-solicitation covenants set forth in paragraph 5.

(b) The Company shall have the right to terminate the employment relationship at any time during the Initial Term of this Agreement, and during any subsequent extensions thereof, with or without cause and with or without advance notice.

      (i) If your employment is terminated by the Company without Cause during the Initial Term, the Company will continue to pay you an amount equal to your full salary (with applicable withholdings and deductions) and will provide you with

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January 27, 1998
Anne Bailey
Page 4


            equivalent benefits, excluding parking or transportation, for a period of six (6) months from the date it informs you of its intention to terminate your employment, or through the remainder of the Initial Term, whichever is longer, provided that you comply with the non-competition and non-solicitation covenants set forth in paragraph 5.

      (ii) If your employment is terminated by the Company without Cause after the Initial Term and during a subsequent extension thereof, the Company will continue to pay you an amount equal to your full salary (with applicable withholdings and deductions) and will provide you with equivalent benefits, excluding parking or transportation, for a period of six (6) months from the date it informs you of its intention to terminate your employment, provided that you comply with the non-competition and non-solicitation covenants set forth in paragraph 5.

      (iii) If your employment is terminated by the Company for Cause at any time, no compensation shall be due to you for any period beyond the effective date of termination. "Cause" shall mean the breach of the terms of this Agreement (which breach is not cured within ten (10) days subsequent to written notice by the Company), commission of any crime or embezzlement or other acts of dishonesty against the financial or business interests of the Company, the use or possession of illegal drugs, the willful refusal to perform your duties (which is not cured within ten (10) days subsequent to written notice by the Company), and any other conduct or circumstance that constitutes cause as that term has been defined by Massachusetts common law.

5.    Non-competition / Non-solicitation

The non-competition and non-solicitation provisions contained in this paragraph will apply during the entire term of your employment (including the Initial Term and any subsequent extensions thereof), and in the event that your employment is terminated early pursuant to paragraph 4, these provisions will apply for the Initial Term or a period of six (6) months following this early termination, whichever is longer.

(a) During the applicable time period described above, in the continental United States, you shall not: (i) be associated as an employee, agent, servant, owner, partner, consultant, independent contractor or representative, or in any other capacity whatsoever with any person, partnership, corporation, business organization or other entity (without the prior written consent of the Company) which directly or indirectly competes with the Company's business (a "Competing Business"); (ii) canvass, solicit or accept any business from any of the Company's current or former clients; (iii) own any substantial interest in a Competing Business; or (iv) assist others to open or operate a Competing Business.

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January 27, 1998
Anne Bailey
Page 5


(b) Should you violate any provision of paragraph 5(a), the Company will have no obligation to continue any payments, salary or benefits pursuant to paragraph 4 or otherwise.

6.    Anti-Piracy of Employees

(a) For a period of twelve (12) months commencing on the later of your last day of employment pursuant to this Agreement, you shall not, directly or indirectly, entice, solicit or encourage any Company employee to leave the employ of the Company, and shall not directly or indirectly, be involved in the recruitment of any Company employee.

(b) Should you violate any provision of paragraph 6(a), the Company will have no obligation to continue any payments, salary or benefits pursuant to paragraph 4 or otherwise.

7.    Workplace

The Company considers the safety and quality of the workplace to be very important. You are expected to be familiar with and abide by the Company's safety policies. You are expected to contribute to creating a working environment that is both conducive to fostering the business objectives of the Company and in which respect for the rights and dignity of all individuals is maintained.

8.    Choice of Law; Enforceability

You acknowledge that the Company's business is based out of and directed from the Commonwealth of Massachusetts. You also acknowledge that during the course of your employment with the Company you will have substantial contacts with Massachusetts. This Agreement shall be deemed to have been made in the Commonwealth of Massachusetts, shall take effect as an instrument under seal within Massachusetts, and the validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of Massachusetts, without giving effect to conflict of law principles. Both parties agree that any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to its breach or its formation, shall be commenced in Massachusetts in a court of competent jurisdiction. Both parties further acknowledge that venue shall exclusively lie in Massachusetts and that material witnesses and documents would be located in Massachusetts.

9.    Miscellaneous

(a) You acknowledge and agree that should you be promoted or reassigned to functions other than your present functions, the terms of this Agreement and the other agreements incorporated herein shall continue to apply with full force.

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January 27, 1998
Anne Bailey
Page 6


(b) Should any provision or term of this Agreement be held to be invalid, illegal or unenforceable, in whole or part, such invalidity, illegality, or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement, and to the extent permissible by law, the parties agree that a court shall have the power to amend such specific provision so that it can be enforced to the fullest extent permissible by law.

(c) No amendment, waiver or revocation of this Agreement of any kind shall be effective unless supported by a written instrument executed by you and an authorized officer of the Company.

(d) You hereby acknowledge that you have had adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement. You further acknowledge that you fully understand its terms and have voluntarily executed this Agreement.

Kindly acknowledge your acceptance of this Agreement by signing both copies of this letter where indicated and returning one to my attention.


WITNESS: VARIAGENICS, INC.


Date:       2/5/98                        By: /s/  Fred D. Ledley, M.D.
      ------------------------                ---------------------------
                                          Fred D. Ledley, M.D.
                                          President & CEO

By Employee:


Date:       2/5/98                        By: /s/  Anne Bailey
     -------------------------                ---------------------------
                                          Anne L. Bailey

                                VARIAGENICS, INC.

                                  ATTACHMENT A

                     INVENTION AND NON-DISCLOSURE AGREEMENT

This Agreement is made between VARIAGENICS, INC., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the "Company"), Anne Bailey (the "Employee").

In consideration of the employment or the continued employment of the Employee by the Company, the Company and the Employee agree as follows:

1.    Proprietary Information.

(a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties as an employee of the Company) without written approval by an officer of the Company, either during or after his/her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

(b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his/her duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of: (i) a request by the Company or (ii) termination of his/her employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

(c) The Employee agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his/her obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

2.    Developments.

(a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

(b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

(c) The Employee agrees to cooperate fully with the Company, both during and after his/her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his/her agent and attorney-in-fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

3.    Other Agreements.


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

The Employee hereby represents that, except as the Employee has disclosed in Exhibit A to this Agreement or in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Employee further represents that his/her performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his/her employment with the Company, and the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

4.    United States Government Obligations.

The Employee acknowledges that the Company from time to time may have agreements with the other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

5.    No Employment Contract.

The Employee understand that this Agreement does not constitute a contract of employment and does not imply that his/her employment will continue for any period of time.

6.    Miscellaneous.

(a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(c) This Agreement will be binding upon the Employee's heirs, executors and administrators and will inure to the benefit of the Company and its successors and assigns.

(d) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.


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

(e) The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

(f) The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

(g) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS ANT) AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.


WITNESS: VARIAGENICS, INC.


Date:       9/15/97                       By: /s/  Fred D. Ledley, M.D.
      ------------------------                ---------------------------
                                          Fred D. Ledley, M.D.
                                          President

By Employee:


Date:       9/15/97                       By: /s/  Anne Bailey
     -------------------------                ---------------------------
                                          Anne L. Bailey

                                VARIAGENICS, INC.

                     INVENTION AND NON-DISCLOSURE AGREEMENT

                                    EXHIBIT A

                                OTHER AGREEMENTS

Pursuant to section 3 of this Agreement, the following is a list of pertinent agreements between the Employee and previous employers or other parties:

      None
      As shown below


            1. FMC Corporation: Expires 2/17/2000 - Confidentiality regarding at Biochem GEI products.


By VARIAGENICS, INC.                         By Employee:


By: /s/ Fred D. Ledley, M.D.      9/15/97    By: /s/  Anne Bailey,      9/15/97
    ---------------------------   --------       -------------------    -------
Fred D. Ledley, M.D.              Date       Anne L. Bailey               Date
President


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